ESCROW AGREEMENT


     ESCROW AGREEMENT dated as of March 16, 1999 ("Agreement") by and among Tahiti Apparel, Inc., a New Jersey corporation ("Seller") and Signal Apparel Company, Inc., an Indiana corporation ("Buyer") and Wachtel and Masyr, LLP, a New York limited liability partnership ("Escrow Agent").

                               W I T N E S S E T H

     WHEREAS, pursuant to that certain Asset Purchase Agreement between Buyer and Seller dated December 17, 1998 (the "Asset Purchase Agreement"), the Buyer has purchased substantially all of the assets of the Seller;

     WHEREAS, the Buyer has agreed to pay to Seller, and Seller has agreed to accept from Buyer, shares of the Buyer's common stock in consideration for its assets; and

     WHEREAS, Buyer and Seller have agreed to deposit One Million (1,000,000) shares of the Buyer's common stock in escrow with the Escrow Agent for disposition in accordance with this Escrow Agreement (the "Escrowed Shares").

     NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1. Appointment of Escrow Agent. The Escrow Agent is hereby appointed to act as the Escrow Agent hereunder in accordance with the terms set forth herein, and the Escrow Agent hereby accepts such appointment.

     2. Deposit. Upon execution of this Escrow Agreement, pursuant to the Asset Purchase Agreement, the Buyer shall deliver to the Escrow Agent, for deposit into escrow, stock certificates for the Escrowed Shares together with stock powers duly endorsed in blank. The Escrow Agent shall maintain an account (the "Escrow Account") for the Buyer showing the number of the Escrowed Shares held by the Escrow Agent. The initial balance in the Escrow Account shall be 1,000,000 shares of the Buyer's Common Stock.

     3. Valuation of Escrowed Shares. For all purposes of this Agreement, the value of each share of the Escrowed Shares shall be equal to the greater of $1.75 per share and the average of the Closing Prices during the 10 consecutive trading days immediately preceding the date that any amount is due and payable to the Buyer under Section 10.1(a) of the Asset Purchase Agreement (or such date as otherwise agreed by the parties) ("Valuation Price"). "Closing Price" on any day when used with respect to the Buyer's Common Stock means the reported last sale price regular way on composite tape, or, if the shares of the Buyer's Common Stock are not quoted on the composite tape, the reported last sale price on the New York or the American Stock Exchange or, if the shares of the Buyer's Common Stock are not listed or admitted to trading on either such Exchange, as reported on the National Association of Securities Dealers Automated Quotation System, or if the shares of the Buyer's Common Stock are not quoted on such system, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Company for that purpose.

     4. Reservations of Escrowed Shares. Whenever the Buyer gives a Notice (as defined in the Asset Purchase Agreement) to the Seller, it shall send a copy thereof to the Escrow Agent. Promptly after receipt of a Notice, the Escrow Agent shall reserve on the records of the Escrow Agent such number of shares of the Escrowed Shares (rounded to the nearest whole share) as is equal to the amount of the claim set forth in such Notice (the "Claim Amount") divided by $1.75 or, if the Claim Amount is greater than product of $1.75 multiplied by the amount of all unreserved shares, all remaining shares of the Escrowed Shares ("Reserved Shares").

     5. Distributions of Escrowed Shares. The Escrow Agent shall distribute the Escrowed Shares in accordance with the following provisions:

     a. The Escrow Agent shall distribute shares of the Escrowed Shares at such time and in such manner as is set forth in any written agreement or written instructions signed by the Buyer and the Seller and delivered to the Escrow Agent.

     b. Whenever the Buyer gives a "Payment Notice" to the Seller, it shall send a copy thereof to the Escrow Agent. A Payment Notice shall be a demand for payment by the Seller to the Buyer of amounts owed under Section 10.1(a) of the Asset Purchase Agreement (the "Indemnification Amount") which notice may only be given by the Buyer to the Seller after the entry of a final judgment (without further rights of appeal) is entered determining the amount owed or after a final settlement or agreement is executed by the Buyer and Seller. Within ten
(10) business day after receipt of a Payment Notice, the Escrow Agent shall distribute from the Escrow Account to the Buyer (by delivery of a proper share certificate therefor) such number of shares of the Escrowed Shares (rounded to the nearest whole share) as is equal to the Indemnification Amount set forth in such Payment Notice divided by the Valuation Price, or, if Indemnification Amount is greater that the Valuation Price of the remaining Escrow Shares, all remaining shares of the Escrowed Shares, provided that the Seller has not objected to the release of the Escrowed Shares within such ten
(10) day period on the grounds that a proper Payment Notice has not been given. If the Seller timely delivers an objection notice as provided in sub-section 4(b) hereof, then the Escrow Agent shall continue to hold the Escrowed Shares, or portion thereof, in escrow and thereafter deliver it to the party entitled thereto when the Escrow Agent receives: (a) a notice from the Seller withdrawing the objection notice, (b) a notice signed by the Seller and Buyer directing disposition of all or such portion of the Escrowed Shares as to which the objection notice was given or, in neither (a) nor (b) is applicable, (c) a judgment or order from a court of competent jurisdiction directing the Escrow Agent to deliver all or a portion of the Escrowed Shares to the Buyer or the Seller. The Escrow Agent shall have the right in the event of any dispute to deposit such Escrowed Shares with the clerk of the court in the jurisdiction in which it maintains its principal office.

     c. If there are no Claim Notices outstanding on June 30, 2000 (the "Expiration Date"), then, within five (5) business days after the Expiration Date, the Escrow Agent shall distribute to the Seller (by delivery of a proper share certificate therefor) any remaining shares of the Escrowed Shares then held in the Escrow Account.

     d. If there are Claim Notices outstanding on the Expiration Date, then (i) within five (5) business days after the Expiration Date, the Escrow Agent shall distribute to the Seller (by delivery of a proper share certificate therefor) any remaining shares of the Escrowed Shares then held in his Escrow Account other than Reserved Shares, (ii) as each such outstanding Notice is resolved, the Escrow Agent shall (A) distribute to the Buyer any Escrowed Shares to which the Buyer becomes entitled in accordance with Section 5 hereof with respect to a resolved Notice with respect to which a Payment Notice is given and (B) if applicable, distribute to the Seller (by delivery of a proper share certificate therefor) a number of the Reserved Shares reserved in respect of the resolved Notice equal to the difference between the Reserved Shares in respect of said Notice minus the number of shares of the Escrowed Shares delivered under Section 5(d)(ii)(A), and (iii) within five (5) business days after the last such outstanding Notice is resolved and any corresponding distributions to the Buyer are made, the Escrow Agent shall distribute to the Seller (by delivery of a proper share certificate therefor) any remaining shares of the Escrowed Shares then held in the Escrow Account.

     5. Exchange of Collateral. At any time, the Seller may, at its option deposit with the Escrow Agent an equivalent value, based upon the Valuation Price on such date, of cash ("Escrowed Cash") in exchange for all remaining Escrowed Shares in the Escrow Account. Upon exercise of such option, references to the Escrowed Shares and reservations and distributions therefor shall thereafter be deemed to refer instead to equivalent amounts of the Escrowed Cash and reservations thereof.

     7. Term. The term of this Escrow Agreement shall commence on the receipt by the Escrow Agent of the Escrowed Shares and shall terminate upon the complete distribution (which will include the deposit of all of the Escrowed Shares then held into a court of proper jurisdiction) of the Escrowed Shares.

     8. The Escrow Agent. The acceptance by the Escrow Agent of the Escrow Agent's duties under this Escrow Agreement is expressly subject to the following terms and conditions, which the parties hereto agree shall govern and control with respect to their respective rights, duties, liabilities and immunities:

     (a) The Escrow Agent is acting solely as a stakeholder at the request of the Seller and the Buyer and for their convenience and shall not incur any liability whatsoever, except for its own willful misconduct or bad faith.

     (b) The Escrow Agent may consult with, and obtain advice from, counsel of its own choice in the event of any bona fide question as to any of the provisions hereof or the Escrow Agent's duties hereunder. The Escrow Agent shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel.

     (c) The Escrow Agent or any member of its firm shall be permitted to act as counsel for the Seller in any dispute relating to, or arising from, this Escrow Agreement or the Asset Purchase Agreement, or any other agreement contemplated thereby.

     (d) The Escrow Agent shall not be bound or affected in any way by any notice of modification or cancellation of this Escrow Agreement unless written notice thereof is given to the Escrow Agent by the Seller and the Buyer in accordance with Section 11 hereof. The Escrow Agent shall not be bound by any modifications of its obligations hereunder unless the Escrow Agent consents in writing thereto. The Escrow Agent shall be entitled to rely upon any judgment, certification, demand, notice or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof, provided that the Escrow Agent is delivered proof of service of notice as provided in Section 11 hereof.

     (e) The Escrow Agent may act in reliance upon any instrument or signature reasonably believed by it to be genuine and the Escrow Agent may assume that any person purporting to give any notice or receipt of advice or make any statement in connection herewith has been duly authorized so to do.

     (f) The Seller and the Buyer, jointly and severally, agree to indemnify and hold harmless the Escrow Agent from and against any loss, liability, cost and expense (including attorneys' fees under Section 7(b) hereof or otherwise), claim or demand arising out of, or in connection with, the performance of its obligations in accordance with the provisions of this Escrow Agreement, except for any of the foregoing arising out of the gross negligence, willful misconduct or bad faith of the Escrow Agent.

     (g) Upon ten (10) days prior written notice to the Seller and the Buyer, the Escrow Agent shall have the absolute right at any time to resign as the Escrow Agent hereunder. If the Escrow Agent exercises such right, the Seller and the Buyer shall designate a new Escrow Agent hereunder within such ten (10) day period. Upon the effective date of such resignation, the Escrow Agent shall deliver all property then held by it to such person or entity as may be designated in writing by the Seller and the Buyer, whereupon all of the Escrow Agent's duties and obligations hereunder shall cease and terminate. If no such person shall have been designated by such time, all duties and obligations of the Escrow Agent shall nevertheless terminate and the Escrow Agent shall deposit the Escrowed Shares with the clerk of the court in the jurisdiction in which it maintains its principal office.

     9. Amendments. This Escrow Agreement may be waived, amended or terminated only by written notice signed by the Seller and the Buyer to the Escrow Agent, but the duties or responsibilities of the Escrow Agent may not be changed without the Escrow Agent's prior written consent.

     10. Partial Invalidity. This Escrow Agreement shall be construed so that each of its provisions shall be valid and enforceable to the fullest extent permitted by law, and any such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Escrow Agreement.

     11. Survival of Escrow Agreement. This Escrow Agreement is irrevocable and is made for the benefit of the Seller and the Buyer. The obligations of the Seller and the Buyer hereunder shall not be terminated by any act of any of them or by operation of law and the Escrow Agent shall be authorized and directed to hold and dispose of the Escrowed Shares in accordance with this Escrow Agreement as if such event had not occurred.

     12. Notices. All notices, demands, consents or other communications provided for hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or one business day after being sent by a nationally recognized overnight delivery service, or three business days after being sent by registered or certified mail, return receipt requested, in each case postage or delivery charges prepaid. All such communication shall be made at the following addresses:

         To Seller:                 Tahiti Apparel, Inc.
                                    500 Seventh Avenue
                                    New York, New York  10018

         With a Copy to:            Wachtel & Masyr, LLP
                                    110 East 59th Street
                                    New York, New York 10022
                                    Attention: Morris Missry, Esq.

         To Purchaser:              Signal Apparel Company, Inc.
                                    500 Seventh Avenue
                                    New York, New York  10018

         To Escrow Agent:           Wachtel & Masyr, LLP
                                    110 East 59th Street
                                    New York, New York  10022
                                    Attention.: Morris Missry, Esq.

Each of the foregoing shall be entitled to specify a different address by giving notice in writing thereof to the other parties in the manner specified above.

     13. Successors and Assigns. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, distributees, successors and assigns. This Escrow Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof.

     14. Governing Law. This Escrow Agreement shall be construed (both as to validity and performance) and enforced in accordance with, and governed by, the laws of the State of New York applicable to contracts to be performed entirely within that State, without giving effect to the principles of conflicts of law. Any and all proceedings in court with respect to this Escrow Agreement shall only be initiated and pursued in the state or federal courts located in the City, County or State of New York and the parties hereto specifically hereby consent to such jurisdiction and venue. The parties hereto each waive any claim that such jurisdiction is not a convenient forum for any such suit or proceeding and the defense of lack of personal jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Escrow Agreement as of the date first above written.

                                            Buyer:

                                            Signal Apparel Company, Inc.


                                            By: /s/ Thomas A. McFall
                                               -----------------------------
                                               Name: Thomas A. McFall
                                               Title: CEO



                                            Seller:

                                            Tahiti Apparel, Inc.


                                            By: /s/ Zvi Ben-Haim
                                               -----------------------------
                                                Name: Zvi Ben-Haim
                                                Title: President




                                            Escrow Agent:

                                            Wachtel & Masyr, LLP


                                            By: /s/ Morris Missry
                                               -----------------------------
                                                Name: Morris Missry, Esq.
                                                Title: Partner